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                                                                  EXHIBIT (i)(3)

                        [DECHERT LLP LOGO] DECHERT LLP

                        June 14, 2004

BOSTON
                        ING Investment Funds, Inc.
BRUSSELS                7337 East Doubletree Ranch Road
                        Scottsdale, AZ 85258-2034

FRANKFURT               Re:    ING Investment Funds, Inc.
                               (File Nos. 002-34552 and 811-01939)
HARRISBURG

                        Dear Ladies and Gentlemen:
HARTFORD

                        We hereby consent to all references to our firm in
LONDON                  Post-Effective Amendment No. 58 to the Registration
                        Statement of ING Investment Funds, Inc. In giving such
                        consent, however, we do not admit that we are within the
                        category of persons whose consent is required by Section
LUXEMBOURG              7 of the Securities Act of 1933, as amended, and the
                        rules and regulations thereunder.
NEW YORK

                        Very truly yours,
NEWPORT BEACH

PALO ALTO

PARIS                   /s/ Dechert LLP

PHILADELPHIA

PRINCETON

SAN FRANCISCO

WASHINGTON

                        LAW OFFICES OF DECHERT LLP
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